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                                                                    EXHIBIT 1.3

_______________, 1999

                            SELECTED DEALER AGREEMENT

Dear Sirs:

         In connection with the public offering of securities of NeoTherapeutics, Inc. underwritten by us, or by a group of underwriters, including us (the "Underwriters"), represented by us, you are to be offered, as principal, a portion of such securities at a discount from the offering price representing a selling concession or reallowance granted as consideration for services rendered by you in the sale of such securities. We request that you agree to the following terms and provisions, and make the following representations, which, together with any additional terms and provisions set forth in any wire or letter sent to you in connection with a particular offering, will govern all such purchases of securities and the reoffering thereof by you.

         Your subscription for, or purchase of, such securities will constitute your reaffirmation of this Agreement.

         1. When we are acting as representatives (the "Representatives") of the Underwriters in offering securities to you, it should be understood that all offers are made subject to prior sale of the subject securities, when, as and if such securities are delivered to and accepted by the Underwriters and subject to the approval of legal matters by their counsel. In such cases, any order from you for securities will be strictly subject to confirmation and we reserve the right in our uncontrolled discretion to reject any order in whole or in part. Upon release by us, you may reoffer such securities at the offering price fixed by us. With our consent, you may allow a discount, not in excess of the reallowance fixed by us, in selling such securities to other dealers, provided that in doing so you comply with the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). Upon our request, you will advise us of the identity of any dealer to whom you allow such a discount and any Underwriter or dealer from whom you receive such a discount. After the securities are released for sale to the public, we may vary the offering price and other selling terms.

         2. You represent that you are a dealer actually engaged in the investment banking or securities business and that you are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not registered under the Securities Exchange Act of 1934 (a "non-member foreign dealer") or (iii) a bank not eligible for membership in NASD. If you are a non-member foreign dealer, you agree to make no sales of securities within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. If you are a non-member foreign dealer or bank, you agree, in making any sales, to comply with the NASD's interpretation with respect to free-riding and withholding. In accepting a reallowance from us whether or not we


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are acting as such Representatives of the Underwriters, and in allowing a discount to any other person, you agree to comply with the provision of Rule 2740 of the NASD Conduct Rules, and, in addition, if you are a non-member foreign dealer or bank, you agree to comply, as though you were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules and to comply with Rule 2420 thereof as that Rule applies to a non-member foreign dealer or bank. You represent that you are fully familiar with the above provisions of the Conduct Rules of the NASD.

         3. If the securities have been registered under the Securities Act of 1933, as amended (the "1933 Act"), in offering and selling such securities, you are not authorized to give any information or make any representation not contained in the prospectus relating thereto. You confirm that you are familiar with the rules and policies of the Securities and Exchange Commission relating to the distribution of preliminary and final prospectuses, including but not limited to Rule 15c2-8 and Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and you agree that you will comply therewith in any offering covered by this Agreement. If we are acting as Representatives of the Underwriters, we will make available to you, to the extent made available to use by the issuer of the securities, such number of copies of the prospectus (or offering documents for securities not registered under the 1933 Act) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

         4. If we are acting as Representatives of the Underwriters of securities of an issuer that is not required to file reports under the 1934 Act, you agree that you will not sell any of the securities to any account over which you have discretionary authority.

         5. Payment for securities purchased by you is to be made at our office, 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431 (or at such other place as we may advise), at the offering price less the concession allowed to you, on such date as we may advise, by certified or official bank check in New York Clearing House funds (or such other funds as we may advise), payable to our order, against delivery of the securities to be purchased by you. We shall have authority to make appropriate arrangements for payment for and/or delivery through the facility of The Depository Trust Company or any such other depository or similar facility for the securities.

         6. In the event that, prior to the completion of the distribution of securities covered by this Agreement, we purchase in the open market or otherwise any securities delivered to you, if we are acting as Representatives of the Underwriters, you agree to repay to us for the accounts of the Underwriters the amount of the concession allowed to you plus brokerage commissions and any transfer taxes paid in connection with such purchase.

         7. At any time prior to the completion of the distribution of securities covered by this Agreement you will, upon our request as Representatives of the Underwriters, report to us the amount of securities purchased by you which then remains unsold and will, upon our request, sell to us for the account of one or more of the Underwriters such amount of such unsold securities as we may designate, at the offering price less an amount to be determined by us not in excess of the concession allowed to you.



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         8. If we are acting as Representatives for the Underwriters, upon application to us, we will inform you of the states and other jurisdictions of the United States in which it is believed that the securities offered are qualified for sale or are exempt from registration with respect to your right to sell securities in any jurisdiction. We shall have authority to file with the Department of State of the State of New York a Further State Notice with respect to the securities, if necessary.

         9. You agree, that in connection with any offering of securities covered by this Agreement you will comply with the applicable provisions of the 1933 Act and the 1934 Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder the applicable rules and regulations of the NASD, and the applicable rules of any securities exchange having jurisdiction over the offering.

         10. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to any offering covered by this Agreement. We shall be under no liability to you except for our lack of good faith and for obligations assumed by us in this Agreement, except that you do not waive any rights that you may have under the 1933 Act or the rules and regulations thereunder.

         11. Any notice from us shall be deemed to have been duly give if mailed or transmitted by any standard form of written telecommunications to you at such address as you shall specify to us in writing.

         12. With respect to any offering of securities covered by this Agreement, the price restrictions contained in Paragraph 1 hereof and the provisions of Paragraphs 6 and 7 hereof shall terminate as to such offering at the close of business on the 45th day after the securities are released for sale or, as to any or all such provisions, at such earlier time as we may advise. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

         13. This Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely within such state.

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         Please confirm your agreement hereto by signing the enclosed duplicate copy hereof in the place provided below and returning such signed duplicate copy to us at 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431,
Attention: Syndicate Department (800) 284-9995. Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.

                                       Very truly yours,

                                       JOSEPH CHARLES & ASSOC., INC.
                                       MILLENNIUM FINANCIAL GROUP, INC.
                                       As Representatives of the Several
                                       Underwriters

                                       BY:  JOSEPH CHARLES & ASSOC., INC.



                                       By:
                                            ------------------------------------
                                            Authorized Officer

                                            Name:
                                                   -----------------------------

                                            Its:
                                                   -----------------------------

Confirmed and accepted as of the
____ day of ___________, 1999



------------------------------
Name of Dealer



------------------------------
Authorized Officer or Partner
(if not Officer or Partner, attach
copy of Instrument of Authorization)



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Please complete and return with one executed copy of the Selected Dealer
Agreement.

Firm Name:
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Address:
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Street:
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City:
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State:
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Zip Code:
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Phone Number:
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Fax Number:
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Contact Person:
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Tax I.D. #:
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DTC #
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ABA #
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Corporate
Delivery
Instructions:
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Government
Delivery
Instructions:
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